Exhibit 99.1

For immediate release	Contact:	Eric R. Graef
September 24, 2007		Preformed Line Products
440-473-9249
Preformed Line Products Received Nasdaq Notice
Regarding the Company’s First Quarter 2007 Form 10-Q
MAYFIELD VILLAGE, Ohio, September 24, 2007 – Preformed Line Products Company (Nasdaq: PLPC) today announced that on September 20, 2007 the Company received a Nasdaq Staff Determination letter stating that the Company is not in compliance with Marketplace Rule 4310(c)(14) because the Company’s Form 10-Q for the quarter ended March 31, 2007 is considered incomplete because it was not reviewed by the Company’s independent registered public accounting firm, as required by SEC Rule 10-01(d) of Regulation S-X, and, therefore, that the Company’s Common Shares are subject to delisting from The Nasdaq Stock Market (the “Staff Determination”).
The new Staff Determination is in addition to the August 16, 2007 Staff Determination Letter relating to non-compliance with Nasdaq Marketplace Rules regarding the delayed filing of the Company’s Form 10-Q for the quarter ended June 30, 2007.
On May 10, 2007, the Company filed the Company’s Form 10-Q for the first quarter of 2007 with the SEC. The first quarter 10-Q included the following disclosure:
Our independent registered public accounting firm has not completed its review of our interim financial statements included in this Form 10-Q, as required by Rule 10-01(d) of Regulation S-X. The Company is cooperating fully to ensure that the review of the Company’s quarterly financial statements by the Company’s independent registered public accounting firm is completed as quickly as possible.
As previously announced on August 10, 2007 the Company determined to delay the filing of second quarter 2007 Form 10-Q with the SEC until the Company completed a new assessment of its reportable segments. The Company plans to file the Company’s Form 10-Q for the second quarter of 2007 and an amendment to the Company’s Form 10-Q for the first quarter of 2007 as soon as practicable following the assessment of the Company’s reportable segments.
The Company believes that the filing of the Form 10-Q amendment for the first quarter and the Form 10-Q for the second quarter will return the Company to full compliance with the Nasdaq Marketplace Rules and should moot the Staff Determinations regarding non-compliance. As provided for in the Nasdaq Marketplace Rules, the Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review both Staff Determination Letters. The hearing is currently scheduled for October 4, 2007. No action will be taken to delist the Company’s Common Shares until the Panel has completed its review, though there can be no assurance that the Panel will grant the Company’s request for continued listing.

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.
Preformed’s world headquarters are in Cleveland, Ohio, and the Company operates four domestic manufacturing centers located in Rogers, Arkansas, Albuquerque, New Mexico, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Mexico, New Zealand, South Africa, Spain and Thailand.
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company’s products, increases in raw material prices, the Company’s ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading “Forward-Looking Statements” in the Company’s Form 10-K filed with the SEC on March 15, 2007. The Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.